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                                                                     EXHIBIT 3.1

                                     FILED

                              2001 MAR -9 PM 6:01

                               SECRETARY OF STATE
                              TALLAHASEE, FLORIDA

                           ARTICLES OF INCORPORATION

                                       OF

                          OLD FLORIDA BANKSHARES, INC.

         The undersigned, being of legal age and desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Florida Business Corporation Act, as amended (such Act, as amended Tom time to time, is hereinafter referred to as the "Act"), executes the following Articles of Incorporation.


                                    ARTICLE I

                                      Name

         The name of the Corporation is Old Florida Bankshares, Inc.


                                   ARTICLE II

                                    Duration

          This Corporation shall commence its existence immediately upon the filing of these Articles of Incorporation and shall have perpetual duration unless sooner dissolved according to law.


                                  ARTICLE III


                           Purpose and General Powers

         The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Act. The Corporation shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.


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                                   ARTICLE IV

                                  Capital Stock

         A.      Number and Class of Shares Authorized: Par Value.

                 The Corporation is authorized to issue the following shares of capital stock:

                  (1) Common Stock. The aggregate number of shares of common stock (referred to in these Articles of Incorporation as "Common Stock") which the Corporation shall have authority to issue is 5,000,000 with a par value of $0.01 per share.

                  (2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in these Articles of Incorporation as "`Preferred Stock") which the Corporation shall have authority to issue is l,000,000 with a par value of $01 per share.

         B. Description of Remaining Shares of Preferred Stock.

                 The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:

                  (1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                          (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

                          (b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

                          (c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the




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         redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

                         (d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

                         (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                         (f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

                         (g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

                 (2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

         C.      Common Stock Voting Rights.

                 Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

         D.      Preemptive Rights.

                  Holders of Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.


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                                    ARTICLE V

       Initial Registered Office and Agent; Principal Place of Business

         The initial registered office of this Corporation shall be located at the City of Fort Myers, County of Lee and State of Florida, and its address there shall be, at present, 6321 Daniels Parkway, Fort Myers, FL 33912, and the initial registered agent of the Corporation at that address shall be Larry
W. Johnson. The Corporation may change its registered agent or the location of its registered office, or both, from time to time without amendment of these Articles of Incorporation. The principal place of business and the mailing address of the Corporation shall be: 6321 Daniels Parkway, Fort Myers, FL 33912.

                                   ARTICLE VI

                                    Directors

         The number of Directors of the Corporation shall be the number from time to time fixed in accordance with the provisions of the bylaws of the Corporation, but at no time shall the number of Directors be less than one. The Board of Directors of this Corporation shall be divided into three classes as equal in number as may be feasible, with the term of office of one class expiring each year and with the term of office of those of the first class to expire at the annual meeting of shareholders in 2002, of the second class to expire at the annual meeting of shareholders in 2003, and of the third class to expire at the annual meeting of shareholders in 2004. At each annual meeting of shareholders, successors to the Directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, it shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and each additional Director shall hold office until the end of the term he or she is elected to fill and until his or her successor shall have been elected and qualified in the class to which such Director is assigned. Directors shall continue in office until the end of their respective term and until his or her successor is elected and qualifies or until there is a decrease in the number of Directors. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the Directors then in office, though less than a quorum, as to make all classes as equal in number as may be feasible. No decrease in the number of Directors shall shorten the term of an incumbent Director.





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         Larry W. Johnson
         6321 Daniels Parkway
         Fort Myers, FL 33912


                                  ARTICLE VII

                                  Incorporator


         The name and street address of the person signing these Articles of Incorporation as Incorporator are:


                                  ARTICLE VIII


                                     Bylaws

         The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.


                                   ARTICLE IX

                                    Amendment

         This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.


                                   ARTICLE X

                              Headings and Captions

         The headings or captions of these various Articles of Incorporation are inserted for convenience and none of them shall have any force or effect, and the interpretation of the various articles shall not be influenced by any of said headings or captions.


         IN WITNESS WHEREOF, the undersigned does hereby make and file these Articles of Incorporation declaring and certifying that the facts stated herein are true, and hereby subscribes thereto and hereunto sets his hand and seal this 27 day of February, 2001.

                                                   Larry W. Johnson
                                                   ---------------------------
                                                   Larry W. Johnson







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